Exhibit 10.6

AGREEMENT

AGREEMENT made as of this 22nd day of October, 2004 by and between Myriam Martin-Kail, a person residing at 888 Sea Oaks Way, Unit 208, Vero Beach, FL 32963 (the “Employee”) and Lionbridge Technologies, Inc., a Delaware corporation with a principal place of business in Waltham, Massachusetts (the “Company”).

WHEREAS, as inducement to the Company to change Employee’s position to part-time status for a period of one year and to continue her medical, dental and disability insurance coverage during such period of time;

WHEREAS, effective as of November 1, 2004 (the “Effective Date”), the Employee’s full-time duties and responsibilities as Chief Operating Officer of the Company will terminate and on such date, she will serve as a strategic advisor to the Company, as further described below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

1. Position and Responsibilities. During the term of this Agreement, the Employee agrees to serve as a strategic advisor to the Company, reporting to the Chief Executive Officer, on a half-time basis for the first six month period from the Effective Date (the “Half-Time Period”) and on a one-quarter time basis for the second six month period from the Effective Date (the “Quarter-Time Period”). The Employee shall exercise such powers and comply with and perform, faithfully and to the best of her ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of her.

2. Compensation: Salary and Other Benefits. During the term of this Agreement, the Company shall pay the Employee the following compensation:

(A) Salary. In consideration of the services to be rendered by the Employee to the Company, the Company will pay to the Employee during the Half-Time Period a monthly salary of $7,083 and during the Quarter-Time Period a monthly salary of $3,541 (collectively, the “Salary”). Such Salary shall be payable in conformity with the Company’s customary practices for employee compensation, as such practices shall be established or modified from time to time.

(B) Fringe Benefits. The Employee will be entitled to participate on the same general basis and subject to the same rules and regulations as other Company employees in the Company’s standard benefit plans as such benefits or plans may be modified or amended from time to time. The Company may alter, add to, modify or delete its employee benefits plans at any time it determines in its sole judgment to be appropriate.

(C) All payments in this Section 2 shall be subject to all applicable federal, state and local withholding, payroll and other taxes.

3. Term. Subject to the earlier termination as hereafter provided in Section 4, the term of this Agreement shall commence on the Effective Date and shall continue until the date one year from the Effective Date.

4. Termination. The Employee’s employment and this Agreement may be terminated as follows:

(A) By Expiration of the Agreement: If this Agreement expires as set forth in Section 3 hereof, the Employee’s employment shall terminate.

(B) At the Employee’s Option. The Employee may terminate her employment under this Agreement, with or without cause, at any time by giving at least thirty (30) days’ advance written notice to the Company. In the event of a termination at the Employee’s option, the Company may accelerate Employee’s departure date and will have no obligation to pay Employee after his actual departure date. In the event of termination at the Employee’s option, the Employee shall be entitled to no payments, severance or other benefits, except for Base Salary earned but unpaid up through the Employee’s departure date.

(C) At the election of the Company for Cause. The Company may, immediately and unilaterally, terminate the Employee’s employment under this Agreement for “Cause” at any time during the term of this Agreement without any prior written notice to the Employee. Termination by the Company shall constitute a termination for Cause under this Section 4(C) if such termination is for one or more of the following causes:

(i) the failure or refusal of the Employee to render services to the Company in accordance with her obligations under this Agreement or a determination by the Company that the Employee has inadequately performed the duties of his employment;

(ii) disloyalty, gross negligence, dishonesty, breach of fiduciary duty or breach of the terms of this Agreement or the other agreements executed in connection herewith;

(iii) the commission by the Employee of an act of fraud, embezzlement or deliberate disregard of the rules or policies of the Company or the commission by the Employee of any other action which injures the Company;

(iv) acts which, in the judgment of the Board of Directors, would tend to generate adverse publicity toward the Company;

(v) the conviction, or plea of nolo contendere, by the Employee of a felony; or

(vi) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to breach a contract with the Company.

In the event of a termination for Cause pursuant to the provisions of clauses (i) through (vi) above, inclusive, the Employee shall be entitled to no payments, severance or other benefits, except for Base Salary earned but unpaid up through the Employee’s termination date.

5. Survival of Certain Provisions. Provisions of this Agreement shall survive any termination of employment or termination or expiration of this Agreement if so provided herein or if necessary or desirable to fully accomplish the purposes of such provision. Without limiting the foregoing, the obligations of the Employee under Sections 6, 9 and 11 hereof and under the Noncompetition Agreement and the Promise of Secrecy and Regarding Inventions, each dated February 24, 1997 by and between Employee and the Company (collectively, the “Continuing Agreements”), expressly survive any termination of employment or termination or expiration of this Agreement.

6. Prior Agreements. The Employee reaffirms her obligations under each of the Continuing Agreements. The parties confirm and agree that (a) the Employment Contract between the Employee and the Company (through its subsidiary, Lionbridge Technologies SARL) dated as of November 30, 1994 and as amended by the Amendment to Employment Contract dated as of February 24, 1997 is terminated as of the date hereof without any rights or obligation on either party, except with respect to Articles 5 and 6 therein concerning the Continuing Agreements, and (b) the Change of Control Agreement between the Employee and the Company dated as of July 14, 2003 is terminated and not longer applicable due to the change of the Employee’s position as reflected herein. The Employee expressly waives any claims she may have, whether known or unknown, under the terms of the aforesaid Employment Contract.

7. Consent and Waiver by Third Parties. The Employee hereby represents and warrants that she has obtained all waivers and/or consents from third parties which are necessary to enable him to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Employee represents that she is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of her obligations hereunder or prevent the full performance of her duties and obligations hereunder.

8. Governing Law. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of choice of law or conflicts of laws of Massachusetts and this Agreement shall be deemed to be performable in Massachusetts. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be commenced or maintained in any state or federal court located in Massachusetts, and Employee hereby submits to the jurisdiction and venue of any such court.

9. Severability. In case any one or more of the provisions contained in this Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

10. Waivers and Modifications. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 10. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement and its terms may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

11. Assignment. The Employee acknowledges that the services to be rendered by him hereunder are unique and personal in nature. Accordingly, the Employee may not assign any of her rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement may be assigned by the Company and shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

12. Acknowledgments.

The Employee hereby acknowledges and recognizes that the enforcement of any of the provisions in this Agreement and the Continuing Agreements may potentially interfere with the Employee’s ability to pursue a proper livelihood. The Employee represents that she is knowledgeable about the business of the Company and further represents that she is capable of pursuing a career in other industries to earn a proper livelihood. The Employee recognizes and agrees that the enforcement of the Continuing Agreements is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company. The Employee agrees that, due to the proprietary nature of the Company’s business, the restrictions set forth in the Continuing Agreements are reasonable as to time and scope.

13. Entire Agreement. This Agreement and Continuing Agreements constitute the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels all agreements relating to the subject matter hereof, including but not limited to the prior agreement as described in Section 5 above by and between the Company and the Employee, whether written or oral, made prior to the date hereof between the Employee and the Company or any of its affiliates or predecessors.

14. Notices. All notices hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

If to the Company, to:	Mr. Rory J. Cowan, CEO
Lionbridge Technologies, Inc.
1050 Winter Street
Waltham, Massachusetts 02451

If to the Employee, at the Employee’s address set forth on the signature page hereto.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

16. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written as an instrument under seal.

LIONBRIDGE TECHNOLOGIES, INC.:		MYRIAM MARTIN-KAIL:

By:	/s/ Rory J. Cowan	/s/ Myriam Martin Kail
	Rory J. Cowan	Signature
President & Chief Executive Officer